                                   EXHIBIT 7B

                                 [NETLOGIX LOGO]


                                 501 BATH STREET
                         SANTA BARBARA, CALIFORNIA 93101
                                 (805) 884-6300

TO:                 JAMES P. PISANI                  AGREEMENT NO. 98ISO - 10501
SOCIAL SECURITY NO:
ADDRESS:            3080 EUCALYPTUS HILL ROAD
                    SANTA BARBARA, CA 93108

SUBJECT: NO. OF SHARES 400,000;      DATE OF GRANT: APRIL 30, 2001
         1998 STOCK INCENTIVE PLAN (THE "PLAN"); EMPLOYEE STOCK OPTION AGREEMENT

         Congratulations, you have been awarded a stock option under the 1998 Stock Incentive Plan of NetLojix Communications, Inc.(the "Company"). This letter is the Stock Option Agreement ("Agreement") dated as of the Date of Grant set forth above by and between Company, and you ("Participant").

PLEASE NOTE:

         A copy of the Plan is attached or has previously been furnished to you. Unless otherwise explained, the definitions (noted by capitalized words) that are used in the Plan are the same as those in this Agreement. If there is any conflict between this Agreement and the Plan, the terms of the Plan shall control. You have also been provided a copy of the Company's Prospectus relating to the shares that may be issued upon exercise of this Option.

         Two sets of this Agreement are provided. You must SIGN BOTH, without making any changes, and RETURN ONE to the Company within thirty (30) days following receipt; the other should be kept by you with your other important personal records.

         The details of this Option are as follows:

            TOTAL OPTION SHARES:                           400,000
         EXERCISE PRICE (PER SHARE):                        $0.11
            FIRST VESTING DATE:                         APRIL 30, 2002
              EXPIRATION DATE:                          APRIL 30, 2011

            TYPE OF STOCK OPTION                ISO (BUT SECTION 2.2 WILL APPLY)

1. GRANT OF OPTION. The Company hereby grants to Participant an option (the "Option") to purchase the total number of shares of Common Stock of the Company set forth above (the "Shares") at the Exercise Price per share set forth above, subject to all of the terms and conditions of this Agreement and the Plan. If designated as an Incentive Stock Option, the Option is intended to qualify as an "Incentive Stock Option" ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.       EXERCISE PERIOD.

         2.1 EXERCISE PERIOD OF OPTION. As of the Date of Grant, this Option is not vested and may not be exercised. If Participant continues to provide services to the Company as an employee, the Option will, thereafter, become vested and exercisable as follows:


                      DATE                            PERCENT VESTED
                      ----                            --------------
                 April 30, 2002                            30%
                 April 30, 2003                            30%
                 April 30, 2004                            40%

         In the event of a Change in Control, Participant shall immediately become 100% vested in the Option awarded to him under this Agreement.

         2.2 ISO LIMITATIONS. In the event that this Option shall become exercisable at a time or times such that Shares having an aggregate fair market value (determined as of the Date of Grant) in excess of $100,000 shall first become available for purchase during any calendar year, under this Option or any other agreement between the Company and the Participant, then that portion of the Option corresponding to the excess of such aggregate fair market value over $100,000 shall not be treated as an ISO pursuant to the Code.

         2.3 EXPIRATION. The Option shall expire on the Expiration Date. It must be exercised, if at all, on or before the Expiration Date, unless earlier terminated pursuant to Section 3 hereof.

3.       TERMINATION.

         3.1 TERMINATION OTHER THAN DEATH OR DISABILITY. If Participant ceases to be an employee (other than because of Termination for cause, death or Disability), the Option, to the extent (and only to the extent) that it would have been exercisable by Participant on the date of cessation of Employee status, may be exercised by Participant no later than ninety (90) days after the date of cessation of Employee status, but, in any event, no later than the Expiration Date. If Termination is for cause, the Option immediately expires.

         3.2 TERMINATION BECAUSE OF DEATH OR DISABILITY. If Participant dies while employed or terminates his employment with the Company because of Disability, the Option may be exercised by Participant (or Participant's legal representative) no later than twelve (12) months thereafter, but only to the extent it was exercisable on the date of termination.

         3.3 NO OBLIGATION TO EMPLOY. Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Subsidiary of the Company, or limit in any way the right of the Company or any Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

4.       MANNER OF EXERCISE.

         4.1 EXERCISE NOTICE. To exercise this Option, Participant (or in the case of exercise after Participant's death, Participant's beneficiary or legal representative) must complete, sign and deliver to the Company an Exercise Notice in the form attached as EXHIBIT A. The Exercise Notice must set forth, among other things, Participant's election to exercise the Option, the Date of Grant of the Option, the number of Shares being purchased and the aggregate purchase price due. If someone other than Participant exercises the Option, then that person must submit documentation reasonably acceptable to the Company that such person has the right to exercise the Option.

         4.2 LIMITATIONS ON EXERCISE. The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The Option may not be exercised as to fewer than 100 Shares, although if there are fewer than 100 shares remaining, it can be exercised as to all such Shares.

         4.3 PAYMENT. The Exercise Notice shall be accompanied by full payment of the Exercise Price for all the Shares being purchased. Payment must be in the form of a cashier's or certified check. Alternatively, so long as a public market exists for the Common Stock, payment may be through a "margin" commitment from Participant and an NYSE Dealer whereby (a) Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NYSE Dealer in a margin account as security for a loan from the NYSE Dealer in the amount of the Exercise Price, and whereby (b) the NYSE Dealer irrevocably commits to deliver, upon receipt of such Shares, the Exercise Price directly to the Company in the form of a check issued by such a NYSE Dealer together with payment of any withholding taxes required by the Company.

         4.4 TAX WITHHOLDING. Prior to the issuance of the Shares upon exercise of the Option, Participant must pay or provide for any applicable federal or state withholding obligations of the Company. If the Committee permits, Participant may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

         4.5 ISSUANCE OF SHARES. Provided that the Exercise Notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Participant, or, if applicable, Participant's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

5. NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If the Option is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, and (2) the date one year after transfer of such Shares to Participant upon exercise of the Option, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant from the early disposition by payment in cash or out of the current wages or other compensation payable to Participant or by direct payment from an NYSE Dealer in the event of an exercise contemplated by Section 4.3 hereof.

6. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of the Option and the issuance of Shares are subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. The Participant represents that the Participant has received a copy of the Company's Prospectus relating to the shares issuable upon exercise of this Option.

7. NONTRANSFERABILITY OF OPTION. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Option shall be binding upon the successors and assigns of Participant.

8. TAX CONSEQUENCES. Set forth below is a brief summary, as of the Date of Grant, of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

                      INCENTIVE STOCK OPTION. The grant of an ISO will not
                 result in any immediate tax consequences to the Company or the Participant. An Participant will not realize taxable income, and the Company will not be entitled to any deduction, upon the timely exercise of an ISO, but the excess of the fair market value of the Shares acquired over the Option price will be includable in the Participant's "alternative minimum taxable income" for purposes of the alternative minimum tax. If the Participant does not dispose of the Shares acquired within one
                 (1) year after their receipt (and within two years after the Date of Grant), gain or loss realized on the subsequent disposition of the Shares will be treated as long-term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income. In the event of an earlier disposition, the Participant will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the Shares on the date of exercise over the Exercise Price or (ii) if the disposition is a taxable sale or exchange, the amount of any gain realized. Upon such a disqualifying disposition, the Company will be entitled to a deduction in the same amount and at the same time as the Participant realizes such ordinary income.

                      NONQUALIFIED STOCK OPTIONS. The grant of a Nonqualified
                 Stock Option will not result in any immediate tax consequences to the Company or the Participant. Upon the exercise of a Nonqualified Stock Option, the Participant will realize ordinary income, and the Company will be entitled to a deduction, equal to the difference between the Exercise Price and the fair market value of the Shares acquired at the time of exercise.

9. PRIVILEGES OF STOCK OWNERSHIP. Participant shall not have any of the rights of a shareholder with respect to any Shares until Participant exercises the Option and pays the Exercise Price.

10. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

11. ENTIRE AGREEMENT. The Plan is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

12. NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as Participant may designate in writing to the Company. All notices shall be deemed to have been given or delivered as follows: (a) upon receipt if by personal delivery; (b) if by mail, three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); or (c) if by express courier, one (1) business day after deposit with any return receipt express courier (prepaid).

13. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and assigns.

14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         This Agreement has been executed in duplicate by the parties as of the Date of Grant.

NETLOJIX COMMUNICATIONS, INC.                    PARTICIPANT


By   /s/ ANTHONY E. PAPA                         /s/ JAMES P. PISANI
     ------------------------------------        -------------------------------
Its: Chairman and Chief Executive Officer        James P. Pisani

                                    EXHIBIT A

                   EXERCISE NOTICE - 1998 STOCK INCENTIVE PLAN

                          (EMPLOYEE - JAMES P. PISANI)

TO:      NETLOJIX COMMUNICATIONS, INC.                   DATE: _________________
         501 BATH STREET
         SANTA BARBARA, CA 93101
         ATTN: HUMAN RESOURCES

RE: 1998 STOCK INCENTIVE PLAN ("PLAN"), NETLOJIX COMMUNICATIONS, INC. (THE "Company")

         This Exercise Notice is made and given as of ______________, 20__ (the "Effective Date") by the Participant named below ("Participant") and NetLojix Communications, Inc. (the "Company"), in connection with the Stock Option Agreement ("Agreement") referenced below. Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

                           [PLEASE FILL IN ALL BLANKS]

PARTICIPANT INFORMATION

  Participant's Name: ___________________               SSN: ___________________
  Address: _____________________________________________________________________
           _____________________________________________________________________

STOCK OPTION INFORMATION

  Date of Grant: APRIL 30, 2001        Agreement No. 98ISO - 10500
  Original Number of Shares in Option: 400,000
  Type of Option: [X] Incentive Stock Option  [ ] Nonqualified Stock Option

  Number of Shares being Purchased: _________       Exercise Price (per share): $ ____________
  Total Purchase Price:______________________       (No. Of Shares Purchased x Exercise Price)

 Manner of payment (to accompany Exercise Notice)
             (a) Certified or cashier's check
                 Bank/Institution: _____________________________
                 Check No.: ____________________________________
             (b) NYSE Dealer Name ______________________________
                 Check No. _____________________________________

1.       EXERCISE OF OPTION.

         1.1 EXERCISE. Subject to the terms and conditions of the Agreement and the Plan, Participant hereby elects to and agrees to purchase from the Company the total number of shares set forth above under "Number of Shares Being Purchased" ("Shares") of the Company's Common Stock at the Exercise Price and for the Total Purchase Price set forth above. As used in this Agreement, the term "Shares" refers to the Shares purchased under this Exercise Notice and includes all securities received (a) in replacement of the Shares, (b) as a result of stock dividends or stock splits with respect to the Shares, and (c) all securities received in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction.

         1.2 TITLE TO SHARES. The exact spelling of the name(s) under which Participant will take title to the Shares is:

         -----------------------------------------------------------------------

             Participant desires to take title to the Shares as follows:
             [ ]   Individual, as separate property
             [ ]   Husband and wife, as community property
             [ ]   Joint Tenants
             [ ]   Alone or with spouse as trustee(s) of the following trust
                   (including date):
                   _____________________________________________________________
             [ ]   Other; please specify:
                   _____________________________________________________________
                   _____________________________________________________________

2.       DELIVERY.

         2.1 DELIVERIES BY PARTICIPANT. Participant hereby delivers to the Company (i) this Exercise Notice, (ii) if Participant is married, the Spousal Consent on the last page, signed by Participant's spouse, and
         (iii) the Total Purchase Price.

         2.2 DELIVERIES BY THE COMPANY. Upon its receipt of the Total Purchase Price and all the documents to be executed and delivered by Participant to the Company under Section 2.1, the Company will issue a duly executed stock certificate evidencing the Shares. Participant hereby directs the Company to send the stock certificate to the following address:
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

3. REPRESENTATIONS AND WARRANTIES OF PARTICIPANT. Participant represents and warrants to the Company that:

         3.1 AGREES TO TERMS OF THE PLAN. Participant has received a copy of the Plan and the Agreement, has read and understands the terms of the Plan, the Agreement and this

         Exercise Notice, and agrees to be bound by their terms and conditions. Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares, and that Participant should consult a tax advisor prior to such exercise or disposition.

         3.2 RECEIPT OF PROSPECTUS. The Participant has received and read a the Company's Prospectus relating to the Shares.

         3.3 UNDERSTANDING OF RISKS. Participant is fully aware of: (i) the speculative nature of the investment in the Shares; (ii) the financial hazards involved; and (iii) the tax consequences of investment in the Shares. Participant is capable of evaluating the merits and risks of this investment.

         3.4 NO GENERAL SOLICITATION. At no time was Participant presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

                                               PARTICIPANT

                                               ---------------------------------
                                               (SIGNATURE)

                                               ---------------------------------
                                               (PLEASE PRINT NAME)

                                 SPOUSAL CONSENT

         The undersigned spouse of Participant has read, understands, and hereby approves the Agreement and the foregoing Exercise Notice. In consideration of the Company's granting my spouse the right to purchase the Shares as set forth in the Agreement, the undersigned hereby agrees to be irrevocably bound by the Agreement and the Exercise Notice and, further, agrees that any community property interest shall similarly be bound by the Agreement and the Exercise Notice. The undersigned hereby appoints Participant as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement and the Exercise Notice.


Date: _______________      Participant's Spouse: _______________________________

                           Address:              _______________________________
                                                 _______________________________
                                                 _______________________________

                             BENEFICIARY DESIGNATION

         [NOTE: THIS MUST BE COMPLETED AND SIGNED WHEN THE AGREEMENT IS SIGNED AND DELIVERED TO THE COMPANY.]



                                  SEE ATTACHED

                             BENEFICIARY DESIGNATION


Name:___________________________________________________________________________

Social Security Number: ____-___-_____

If I die, any unexercised options that I hold under the NetLojix Communications, Inc. 199_ Stock Incentive Plan (the "Plan") are to be transferred to those beneficiaries designated below who survive me, subject to the provisions of the Plan. The transfer is to be made as follows [CHECK ONE BOX ONLY]:


[ ] ENTIRELY TO THE SPOUSE TO WHOM I AM CURRENTLY MARRIED. [PLEASE PROVIDE
    NAME AND ADDRESS BELOW.] IF MY SPOUSE DOES NOT SURVIVE ME, PAYMENT IS TO BE MADE TO [CHECK ONE BOX ONLY]:

        [ ]  All of my children who survive me in equal shares.

        [ ]  All of the persons named below who survive me in equal shares.


[ ] TO ALL OF MY CHILDREN WHO SURVIVE ME IN EQUAL SHARES. [PLEASE PROVIDE
    NAMES AND ADDRESSES BELOW.]


[ ] TO ALL OF MY SIBLINGS WHO SURVIVE ME IN EQUAL SHARES. [PLEASE PROVIDE
    NAMES AND ADDRESSES BELOW.]


[ ] ENTIRELY TO THE FIRST PERSON NAMED BELOW WHO SURVIVES ME.


[ ] TO ALL OF THE PERSONS NAMED BELOW WHO SURVIVE ME IN EQUAL SHARES.

    Other [PLEASE USE A SEPARATE SHEET IF NECESSARY]:
    _____________________________________________________
    _____________________________________________________
    _____________________________________________________
    _____________________________________________________
    _____________________________________________________

The term "children" means natural or legally adopted children but excludes stepchildren (if not adopted). The term "siblings" means brothers and sisters, whether natural or adoptive, but excludes stepbrothers and stepsisters.

The names and addresses of my beneficiaries are as follows [PLEASE USE A SEPARATE SHEET IF NECESSARY]:

--------------------------------------------------------------------------------
    1.  Name: ________________________    Relationship: ________________________
                      Address:            Telephone: (____)  ___________________
                  ____________________
                  ____________________

--------------------------------------------------------------------------------
    2.  Name: ________________________    Relationship: ________________________
                      Address:            Telephone: (____)  ___________________
                  ____________________
                  ____________________

--------------------------------------------------------------------------------
    3.  Name: ________________________    Relationship: ________________________
                      Address:            Telephone: (____)  ___________________
                  ____________________
                  ____________________

--------------------------------------------------------------------------------
    4.  Name: ________________________    Relationship: ________________________
                      Address:            Telephone: (____)  ___________________
                  ____________________
                  ____________________

--------------------------------------------------------------------------------
    5.  Name: ________________________    Relationship: ________________________
                      Address:            Telephone: (____)  ___________________
                  ____________________
                  ____________________

--------------------------------------------------------------------------------

This beneficiary designation is to take effect on the date when it is received by the person responsible for administering the Plan at NetLojix Communications, Inc., and it supersedes any prior designations that I may have made under the Plan.

--------------------------------------------------------------------------------

________________ ___, 199__               ________________________
                                          (Signature)
--------------------------------------------------------------------------------


Please file this form with _________________________.


--------------------------------------------------------------------------------

Received by: ___________________________________
Date of receipt: __________ __, 199__

                                      BD-2